ARTHUR ANDERSEN LLP



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of CT Communications, Inc. on Form S-8 of our reports dated January 22, 1997 incorporated by reference in CT Communications, Inc.'s Form 10-K, as amended, for the year ended
December 31, 1996 and to all references to our firm included in this Registration Statement.



                                        /S/ ARTHUR ANDERSEN LLP


Little Rock, Arkansas
October 23, 1997